Exhibit 99.4

NAVIOS SOUTH AMERICAN LOGISTICS INC.

NAVIOS LOGISTICS FINANCE (US) INC.

TENDER FOR EXCHANGE OF

9  1/4% SENIOR NOTES DUE 2019

FOR

9 1/4% SENIOR EXCHANGE NOTES DUE 2019

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                    , 2012 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY NAVIOS SOUTH AMERICAN LOGISTICS INC. AND NAVIOS LOGISTICS FINANCE (US) INC. IN THEIR SOLE DISCRETION

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Enclosed for your consideration is the material listed below relating to the offer by Navios South American Logistics Inc. and Navios Logistics Finance (US) Inc. (together, the “Company”), to exchange U.S. $1,000 principal amount of 9 1/4% Senior Notes due 2019, which have been registered under the Securities Act of 1933, as amended, of the Company, for each U.S. $1,000 principal amount of 9 1/4% Senior Notes due 2019 of the Company, of which U.S. $200,000,000 aggregate principal amount is outstanding (provided that each new note will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof).

We are asking you to contact your clients for whom you hold outstanding notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold outstanding notes registered in their own names.

Enclosed herewith are copies of the following documents for forwarding to your clients:

1. The prospectus dated                     , 2012;

2. A letter of transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding;

3. A form of notice of guaranteed delivery to be used to accept the exchange offer if certificates and all other required documents are not immediately available or if time will not permit all required documents to reach the exchange agent on or prior to the expiration date or if the procedure for book-entry transfer (including a properly transmitted agent’s message) cannot be completed on a timely basis;

4. Instructions to a registered holder from the beneficial owner for obtaining your clients’ instructions with regard to the exchange offer; and

5. A form of letter which may be sent to your clients for whose account you hold outstanding notes in your name or in the name of your nominee, to accompany the instruction form referred to above.

DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

The Company will not pay any fees or commissions to any broker, dealer or other person (other than the exchange agent as described in the prospectus) in connection with the solicitation of tenders of outstanding notes pursuant to the exchange offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes applicable to the tender of outstanding notes to it or its order, except as otherwise provided in the prospectus and the letter of transmittal.

Please refer to “The Exchange Offer — Procedures for Tendering” in the prospectus for a description of the procedures which must be followed to tender notes in the exchange offer.

Any inquiries you may have with respect to the exchange offer may be directed to the exchange agent at (800) 344-5128 or at the address set forth on the cover of the letter of transmittal. Additional copies of the enclosed material may be obtained from the exchange agent.

Very truly yours,
Navios South American Logistics Inc.
Navios Logistics Finance (US) Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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